Exhibit 23



                 Consent of Independent Auditors



Stockholders and Board of Directors
Parkway Properties, Inc.

      We consent to the incorporation by reference in the Registration Statement (Form S-8, on Form S-3, No. 333-00311) pertaining to The Parkway Company 1994 Stock Option Plan, The Parkway Company 1991 Incentive Plan, and The Parkway Company 1991 Directors Stock Option Plan and the Registration Statement (Form S-3, No. 333-48161) and related Prospectus dated March 18, 1998 of Parkway Properties, Inc., of our report dated February 9, 1998, except for Note H, as to which the date is February 25, 1998, with respect to the consolidated financial statements of Parkway Properties, Inc. included in this Annual Report (Form 10-
K) for the year ended December 31, 1997.


                                          /s/ Ernst & Young LLP
                                         -----------------------
                                          Ernst & Young LLP

Jackson, Mississippi
March 31, 1998